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                                                                  EXHIBIT (d)(2)

                                    FORM OF
                           FUND MANAGEMENT AGREEMENT


This Portfolio Management Agreement (this "Agreement") is entered into as of _________, 2001 by and among Pacific Life Insurance Company, a California corporation ("Investment Manager"), Janus Capital Corporation, a Colorado corporation ("Portfolio Manager"), and Pacific Funds, a Delaware
Business Trust ("Pacific Funds").

WHEREAS, Investment Manager has entered into an Advisory Agreement dated ________________ (the "Advisory Agreement") with Pacific Funds to act as investment adviser and manager to the PF Janus Strategic Value Fund and PF Janus Growth LT Fund, each a series of Pacific Funds (the "Fund");

WHEREAS, the Advisory Agreement provides that Investment Manager may engage a portfolio manager to furnish investment information and advice to assist Investment Manager in carrying out its responsibilities under the Advisory Agreement;

WHEREAS, Investment Manager and the Trustees of Pacific Funds desire to retain Portfolio Manager to render investment adviser services to Investment Manager in the manner and on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, Investment Manager and Portfolio Manager agree as follows:

1. APPOINTMENT. Pacific Funds and Investment Manager hereby appoint Janus Capital Corporation to act as Portfolio Manager to the Fund for the periods and on the terms set forth in this Agreement. Portfolio Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. In the event Investment Manager wishes to retain Portfolio Manager to render investment advisory services to one or more funds other than the Fund, Investment Manager shall notify Portfolio Manager in writing. If Portfolio Manager is willing to render such services, it shall notify Pacific Funds and Investment Manager in writing, whereupon such funds shall become a Fund hereunder, and be subject to this Agreement.

1.  PORTFOLIO SERVICES.

(a) Portfolio Manager shall, subject to the supervision of Investment Manager, manage the investment and reinvestment of the assets of the Fund. Portfolio Manager is authorized, in its discretion and without prior consultation with Investment Manager, to buy, sell, lend, and otherwise trade in any stocks, bonds, and other securities and investment instruments on behalf of the Fund, and so long as consistent with the foregoing, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations. Subject to the investment objectives, policies, and restrictions concerning the Fund set forth in Pacific Funds' declaration of trust and in its registration statements under the Investment Company Act of 1940 (the "1940 Act"), the majority or the whole of the Fund may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash as Portfolio Manager shall
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     determine. Notwithstanding any other provision of this Agreement, it is understood and agreed that Pacific Funds shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to the Agreement and reserves the right to direct, approve, or disapprove any action hereunder taken on its behalf by the Portfolio Manager. Portfolio Manager is responsible for compliance with the provisions of
     Section 817(h) of the Internal Revenue Code of 1986, as amended, applicable to the Fund.

(b) Portfolio Manager shall furnish Investment Manager monthly, quarterly, and annual reports concerning transactions and performance of the Fund in such form as may be mutually agreed upon, and agrees to review the Fund and discuss the management of it. Portfolio Manager shall permit the financial statements, books and records with respect to the Fund to be inspected and audited by the Investment Manager at all reasonable times during normal business hours. Portfolio Manager shall also provide Investment Manager and Pacific Funds with such other information and reports as may reasonably be requested by Investment Manager and Pacific Funds from time to time.

(c) Portfolio Manager shall provide to Investment Manager a copy of Portfolio Manager's Form ADV as filed with the Securities and Exchange Commission and a list of persons who Portfolio Manager wishes to have authorized to give written and/or oral instructions to Custodians of Pacific Funds assets for the Fund.

(d) Portfolio Manager will, in connection with the purchase and sale of securities for the Fund, together with Investment Manager, arrange for the transmission to the custodian, and the recordkeeping agent for Pacific Funds on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and recordkeeping responsibilities with respect to the Fund, and, with respect to portfolio securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to Pacific Funds' custodian, recordkeeping agent, [and, if required by the Investment Manager].

(e) Portfolio Manager will assist the custodian and recordkeeping agent for Pacific Funds in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for Pacific Funds, the value of any portfolio securities or other assets of the Fund for which the custodian and recordkeeping agent seeks assistance from Portfolio Manager or identifies for review by Portfolio Manager.

(f) Portfolio Manager will report regularly to Pacific Funds' Board of Trustees on the investment program for the Fund and the issuers and securities represented in the Fund and will furnish Pacific Funds' Board of Trustees with respect to the Fund such periodic and special reports as the Trustees and Investment Manager may reasonably request.

(g) Portfolio Manager will not knowingly disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except as expressly authorized in this agreement or in the ordinary course of business
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     in connection with placing orders for the purchase and sale of securities, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only if the Board of Trustees of Pacific Funds has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having requisite authority. Pacific Funds, the Portfolio, and Investment Manager will not knowingly disclose or use any records or information respecting Portfolio Manager obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only as expressly authorized by this Agreement, if Portfolio Manager has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.

3.  OBLIGATIONS OF INVESTMENT MANAGER AND THE PORTFOLIO.

(a) Investment Manager or its agent shall provide timely information to Portfolio Manager regarding such matters as the composition of assets in the Fund, cash requirements and cash available for investment in the Fund, and all other information as may be reasonably necessary for Portfolio Manager to perform its responsibilities hereunder.

(b) Investment Manager has herewith furnished Portfolio Manager a copy of the Fund's registration statement currently in effect and agrees during the continuance of this Agreement to furnish Portfolio Manager copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Investment Manager agrees to furnish Portfolio Manager with minutes of meetings of the Trustees of Pacific Funds applicable to the Fund to the extent they may affect the duties of Investment Manager, a copy of any financial statements or reports prepared for Pacific Funds, including the Fund, by certified or independent public accountants, and with copies of any financial statements or reports made by the Fund to its shareholders or to any governmental body or securities exchange, and any further materials or information which Portfolio Manager may reasonably request to enable it to perform its functions under this Agreement.

4. CUSTODIAN. Investment Manager shall provide Portfolio Manager with a copy of the Fund's agreement with the Custodian (the "Custodian") designated to hold the assets in the Fund and any modification thereto (excepting any information concerning the calculation of fees, in particular, the "Fee Schedule") (the "Custody Agreement") in advance. The Fund assets shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement. Portfolio Manager shall have no liability for the acts or omissions of the Custodian. Any assets added to the Fund shall be delivered directly to the Custodian.

5.  PROPRIETARY RIGHTS

(a) Investment Manager agrees and acknowledges that Portfolio Manager is the sole owner of the name and mark "Janus" and that all use of any designation comprised in whole or part of Janus (a "Janus Mark") under this Agreement shall inure to the benefit of Portfolio Manager. The use by Investment Manager on its own behalf or on behalf of the Fund of any Janus Mark in any
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     advertisement or sales literature or other materials promoting the Fund shall be with the prior written consent of Portfolio Manager. Investment Manager shall not, and Investment Manager shall use its best efforts to cause the Fund not to, without the prior written consent of Portfolio Manager, make representations regarding Portfolio Manager in any disclosure document, advertisement or sales literature or other materials promoting the Fund. Upon termination of this Agreement for any reason, Investment Manager shall cease, and Investment Manager shall use its best efforts to cause the Fund to cease, all use of any Janus Mark(s) as soon as reasonably practicable.

(b) Portfolio Manager agrees and acknowledges that Investment Manager is the sole owner of the name and mark Pacific Life ("PL") or Pacific Funds and that all use of any designation comprised in whole or part of PL or PS (collectively, the "PL Mark") under the Agreement shall inure to the benefit of Investment Manager. The use by Portfolio Manager on its behalf or on behalf of the Fund of any PL Mark in any advertisement or sales literature or other materials promoting the Fund shall be with the prior written consent of Investment Manager. Portfolio Manager shall not, and Portfolio Manager shall use its best efforts to cause the Fund not to, without the prior written consent of Investment Manager, make representations regarding Investment Manager in any disclosure document, advertisement or sales literature or other materials promoting the Fund. Upon termination of the Agreement for any reason, Portfolio Manager shall cease all use of any PL Mark(s) as soon as reasonably practicable.

6. EXPENSES. Pacific Funds shall assume and pay all its organizational, operational, and business expenses not specifically assumed or agreed to be paid by Portfolio Manager pursuant hereto, including, without limitation, (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Fund; and (c) custodian fees and expenses. Any reimbursement of advisory fees required by any expense limitation provision shall be the sole responsibility of Investment Manager. Pacific Funds, Investment Manager, and Portfolio Manager shall not be considered as partners or participants in a joint venture. Portfolio Manager will pay its own expenses for the services to be provided pursuant to this Agreement to the extent not assumed by Pacific Funds or Investment Manager above, and will not be obligated to pay any expenses of Pacific Funds Investment Manager, or the Fund unless Portfolio Manager is responsible for expenses incurred pursuant to Section 10 of this Agreement.

7. PURCHASE AND SALE OF ASSETS. Absent instructions from Investment Manager to the contrary, Portfolio Manager shall place all orders for the purchase and sale of securities for the Fund with brokers or dealers selected by Portfolio Manager which may include brokers or dealers affiliated with Portfolio Manager. Purchase or sell orders for the Fund may be aggregated with contemporaneous purchase or sell orders of other clients of Portfolio Manager. Portfolio Manager shall use its best efforts to obtain execution of Portfolio transactions at prices which are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received. However, Portfolio Manager may select brokers or dealers on the basis that they provide brokerage, research, or other services or products to the Fund and/or other accounts serviced by Portfolio Manager. Portfolio Manager may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if Portfolio
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Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research services or products, may be viewed in terms of either that particular transaction or the overall responsibilities which Portfolio Manager and its affiliates have with respect to the portfolio and to accounts over which they exercise investment discretion, and not all such services or products may be used by Portfolio Manager in managing the Fund.

8. COMPENSATION OF PORTFOLIO MANAGER. Investment Manager shall pay to Portfolio Manager a monthly fee in accordance with the fee schedule attached to this Agreement. Monthly fees shall be calculated by Investment Manager based upon the average daily net assets of the Fund (including cash or cash equivalents) for the preceding month for investment advisory services rendered during that preceding month, and shall be payable to Portfolio Manager by the fifteenth day of the succeeding month. The fee for the first month during which Portfolio Manager shall render investment advisory services under this Agreement shall be based upon the number of days the account was open in that month. If this Agreement is terminated, the fee shall be based upon the number of days the account was open during the month in which the Agreement is terminated.

9. NON-EXCLUSIVITY. Investment Manager and the Fund agree that the services of Portfolio Manager are not to be deemed exclusive and that Portfolio Manager and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts. Subject to
Section 17j-1 of the 1940 Act, this Agreement shall not in any way limit or restrict Portfolio Manager or any of its directors, officers, employees, or agents from buying, selling, or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by Portfolio Manager of its duties and obligations under this Agreement. Investment Manager and the Fund recognize and agree that Portfolio Manager may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Fund. Portfolio Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or Investment Manager in any way or otherwise be deemed an agent of the Fund or Investment Manager other than in furtherance of its duties and responsibilities as set forth in this Agreement.

10. LIABILITY. Except as may otherwise be required by the 1940 Act or the rules thereunder or other federal securities laws, Pacific Funds and Investment Manager agree that Portfolio Manager, any affiliated person of Portfolio Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls Portfolio Manager shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of Portfolio Manager's duties, or by reason of reckless disregard of Portfolio Manager's obligations and duties under this Agreement. Investment Manager and the Fund shall indemnify and hold harmless Portfolio Manager, individually and as investment
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manager, from and against any and all third-party claims (including reasonable attorneys' fees, with respect to counsel reasonably satisfactory to Investment Manager or retained by Investment Manager for Portfolio Manager), arising from or relating to the performance by or obligations of Portfolio Manager as investment manager hereunder except to the extent any such claims are caused by the gross negligence or will misconduct of Portfolio Manager. Investment Manager acknowledges and agrees that Portfolio Manager makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Fund or that the Fund will perform comparably with any standard or index, including other clients of Portfolio Manager, whether public or private.

11. TERMINATION. This Agreement shall remain in full force and effect for two years for a term ending December 31, 2002, and is renewable annually thereafter by agreement of the parties to this Agreement and by specific approval of the Board of Trustees of Pacific Funds or by vote of a majority of the outstanding voting securities of the Fund. Any such renewal shall be approved by a vote of a majority of the Trustees who are not interested persons under the 1940 Act, cast in person at a meeting called for the purpose of voting on such renewal. However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of the Fund shall be effective to continue this Agreement with respect to such Fund notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other portfolio or (b) that this Agreement has not been approved by the vote of a majority of the outstanding shares of Pacific Funds, unless such approval shall be required by any other applicable law or otherwise. This Agreement may be terminated without penalty, forfeiture, compulsory buyout amount, or performance of any obligation that could deter termination at any time by either party upon 60 days written notice to the other party, and will automatically terminate in the event of its assignment, as defined in the 1940 Act, or upon termination of the Investment Manager's Agreement with Pacific Funds.

12. AMENDMENT. This Agreement may be amended only if such amendment is specifically approved by (a) the vote of a majority of the outstanding voting securities of the Fund, if required by applicable law, and (b) the vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

13. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Portfolio Manager hereby agrees that all records which it maintains for the Fund are the property of the Pacific Funds and further agrees to surrender promptly to Pacific Funds any of such records upon Pacific Funds' or Investment Manager's request, although Portfolio Manager may, at its own expense, make and retain a copy of such records. Portfolio Manager further agrees to preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

14.  USE OF NAME.
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          (a) It is understood that the name "Pacific Life Insurance Company"
and "Pacific Life", and "Pacific Funds" and any derivative thereof or logo associated with those names are the valuable property of the Adviser and its affiliates. Portfolio Manager shall not use such names (or derivatives or logos) without the prior written approval of the Adviser and only for so long as the Adviser is an investment adviser to Pacific Funds and/or the Funds. Upon termination of the Investment Advisory Agreement between the Fund and the Adviser, the Portfolio Manager shall forthwith cease to use such name (or derivative or logo).

          (b) It is understood that the name "Janus Capital Corporation" or "Janus" or any derivative thereof or logo associated with those names are the valuable property of the Portfolio Manager and that Pacific Funds and Adviser have the right to use such name (or derivative or logo), in Pacific Funds' prospectus, SAI and registration statement or other filings, forms or reports required under applicable state or federal securities, insurance, or other law, and for so long as the Portfolio Manager is a Portfolio Manager to one or more Funds of Pacific Funds. Neither Pacific Funds nor the Adviser shall use the Portfolio Manager's name or logo in promotional or sales related materials prepared by or on behalf of the Adviser or Pacific Funds, without prior review and written approval by the Portfolio Manager. Upon termination of this Agreement among Pacific Funds, the Adviser and the Portfolio Manager, Pacific Funds and the Adviser shall forthwith cease to use such name (or logo).

15. LIMITATION AND LIABILITY. A copy of the Agreement and Declaration of Pacific Funds for Pacific Funds is on file with the Secretary of the State of Delaware. The obligations of this Agreement shall be binding upon the assets and property of Pacific Funds and shall not be binding upon any Trustee, officer, employee, agent, or shareholder, whether past, present, or future, of Pacific Funds individually.

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16.  DISCLOSURE ABOUT PORTFOLIO MANAGER.  Portfolio Manager has reviewed the
Registration Statement for the Fund filed with the SEC on , 2001 and represents and warrants that, with respect to the disclosure about Portfolio Manager such Registration Statement contains, as of the date thereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. Portfolio Manager further agrees to notify Investment Adviser and Pacific Funds immediately of any material fact known to Portfolio Manager respecting or relating to Portfolio Manager that is not contained in the Registration Statement or prospectus for Pacific Funds, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

17.  Notices
     -------

     All notices and other communications hereunder shall be in writing sent by facsimile first, if practicable, but shall only be deemed given if delivered in person or by messenger, cable, certified mail with return receipt, or by a reputable overnight delivery service which provides evidence of receipt to the parties at the following addresses (or at such other address or number for a party as shall be specified by like notice):

              A.  if to the Portfolio Manager, to:

                  Janus Capital Corporation
                  100 Fillmore Street #300
                  Denver, CO 80206
                  Facsimile transmission number:
                  Attention:  Bonnie Howe

              B.  if to the Adviser, to:

                  Pacific Life Insurance Company
                  700 Newport Center Drive
                  Newport Beach, CA 92660
                  Facsimile transmission number: 949-219-3706
                  Attention: Robin S. Yonis

              C.  if to the Fund, to:

                  Pacific Funds
                  c/o Pacific Life Insurance Company
                  700 Newport Center Drive
                  Newport Beach, CA 92660
                  Facsimile transmission number: 949-219-3706
                  Attention: Robin S. Yonis

18.  GENERAL

(a) Portfolio Manager may perform its services through any employee, officer, or agent of Portfolio Manager, and Investment Manager shall not be entitled to the advice, recommendation, or judgment of any specific person.

(b) Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance authorities) in connection with any investigation or inquiry relating to this Agreement or Pacific Funds.

(c) If any term or provision or this Agreement or the application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of California exclusive of conflicts of laws, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940 or rules or orders of the SEC thereunder. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.


                        PACIFIC LIFE INSURANCE COMPANY



Attest:________________________________  By: ___________________________________
Name:                                        Name:
Title:                                       Title:



                           JANUS CAPITAL CORPORATION


Attest:________________________________  By: ___________________________________
Name:                                        Name:
Title:                                       Title:


                                 PACIFIC FUNDS


Attest:________________________________  By: ___________________________________
Name:                                        Name:
Title:                                       Title:

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                                 PACIFIC FUNDS
                                 FEE SCHEDULE


Funds:  PF Janus Strategic Value and Growth LT

Fee: The Adviser will pay to the Fund Manager a monthly fee based on an annual percentage of the combined average daily net assets of the PF Strategic Value and PF Growth LT Funds and the Strategic Value, Growth LT and Focused 30 Portfolios of the Pacific Select Fund according to the following schedule:

     .55%       On first $100 million
     .50%       On next $400 million
     .45%       On excess

These fees for services shall be prorated for any portion of a year in which the Agreement is not effective.

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